AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001


                                                       REGISTRATION NO. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                               DONEGAL GROUP INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                         23-2424711
-----------------------------               -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (717) 426-1931
                         -----------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                          Donald H. Nikolaus, President
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (717) 426-1931
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                    Copy to:
                            Kathleen M. Shay, Esquire
                          Duane, Morris & Heckscher LLP
                                One Liberty Place
                           Philadelphia, PA 19103-7396
                             -----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Section 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
    Title of each                              Proposed maximum        Proposed maximum
 class of securities         Amount to be       offering price            aggregate                   Amount of
   to be registered           registered           per unit             offering price            registration fee
   ----------------           ----------           --------             --------------            ----------------

      Class A
   Common Stock,
   $.01 par value             1,000,000           $10.825(1)             $10,825,000                 $2,707(2)




     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on $10.825, the average of the high and low sales prices of the Class A Common Stock of the Registrant on the Nasdaq National Market on April 25, 2001.

     (2) Pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant hereby offsets against the full amount of the filing fee payable in connection with this Registration Statement $2,707.00 paid by the Registrant in connection with its Form S-3 Registration Statement, Registration No. 333-36585, filed on September 26, 1997, under which the offering has terminated and 762,014 shares remain unsold. Subject to the provisions of Rule 457(p), the remainder of the filing fee associated with the unsold shares after the offset claimed herein, $1,911.00, will be carried forward by the Registrant to future registration statements filed on or before September 26, 2002.

PROSPECTUS
----------
                                     [LOGO]

                               DONEGAL GROUP INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     This Prospectus relates to 1,000,000 shares of Class A Common Stock of Donegal Group Inc. being offered hereby to the stockholders of the Company in connection with the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides stockholders with a convenient and economical method of increasing their equity ownership in the Company by investing cash dividends and voluntary cash payments in shares of the Company's Class A Common Stock, without paying any brokerage commissions and most transaction fees.

     The Plan permits dividends on the Company's Class A Common Stock and Class B Common Stock to be reinvested to purchase shares of Class A Common Stock beginning on any dividend payment date (usually February 15, May 15, August 15 and November 15). Stockholders may also make voluntary cash payments at any time of not less than $25 per payment or more than $12,000 in a calendar year to purchase shares of Class A Common Stock. Voluntary cash payments will be invested in Class A Common Stock beginning on the 15th day of each month. No shares of Class B Common Stock may be purchased through the Plan. A stockholder may make voluntary cash payments whether or not the stockholder authorizes the reinvestment of dividends. Shares of Class A Common Stock issued under the Plan will be either shares purchased on the open market or shares purchased from the Company.

     Amounts are invested at a price equal to (a) in the case of shares purchased on the open market, the weighted average price of the shares of Class A Common Stock purchased for the respective investment date, or (b) in the case of shares purchased from the Company, the average of the closing prices of those shares on the Nasdaq National Market for the five trading days preceding the investment date. No brokerage commissions will be charged on shares of Class A Common Stock purchased from the Company. Any brokerage commissions resulting from open market purchases will be paid by the Company.

     Stockholders electing to participate in the Plan may also deposit certificates representing shares of Class A Common Stock and Class B Common Stock for credit to their accounts through the Plan for safekeeping purposes and sell shares of Class A Common Stock and Class B Common Stock credited to their accounts through the Plan.

     Stockholders who elect not to reinvest their dividends will continue to receive cash dividends, as and when declared.

     This Prospectus sets forth the provisions of the Plan, and, therefore, it is recommended that participants in the Plan retain this Prospectus for future reference. The Plan is administered by EquiServe at the expense of the Company.

                                ---------------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
                                 ---------------

                 The date of this Prospectus is April 30, 2001.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "SEC") by the Company are hereby incorporated in and made a part of this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000; and

     (b) The description of the Company's Class A Common Stock set forth in the Company's Post-Effective Amendment to Form 8-A/A Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 12, 2001.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on request, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein. Requests should be directed to:

                                Ralph G. Spontak
                Senior Vice President and Chief Financial Officer
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (888) 877-0600

                                   THE COMPANY

     We are a regional insurance holding company offering property and casualty insurance through our wholly owned subsidiaries and through a pooling agreement with our affiliate, Donegal Mutual Insurance Company, known as the Mutual Company. We offer full lines of personal and commercial products, including business owners, commercial multi-peril, automobile, homeowners, boatowners, workers' compensation and other coverages.

     We were formed by the Mutual Company in August 1986 and were a wholly owned subsidiary of the Mutual Company until November 1986, when we sold a portion of our shares of capital stock in a public offering. The Mutual Company continues to own a majority of our outstanding shares of Class A Common Stock and Class B Common Stock, may reinvest all of the dividends received on its shares of Class A Common Stock and Class B Common Stock under the Plan and may make voluntary cash purchases from time to time.

     Our principal executive offices are located at 1195 River Road, Marietta, Pennsylvania 17547, and our telephone number is (888) 877-0600.


                                    THE PLAN

     The Plan provides our stockholders with a convenient and economical method of investing cash dividends in shares of Class A Common Stock and making voluntary cash purchases of Class A Common Stock without paying any brokerage commissions and most transaction fees.

     Each participant in the Plan may have the cash dividends that we pay on the participant's shares of Class A Common Stock and Class B Common Stock automatically reinvested in shares of Class A Common Stock and may make voluntary cash payments of not less than $25 per transaction or more than $12,000 in any calendar year to purchase shares of Class A Common Stock. No shares of Class B Common Stock may be purchased under the Plan. A participant may make voluntary cash payments whether or not the participant has authorized the reinvestment of cash dividends. Stockholders electing to participate in the Plan may also deposit certificates representing shares of Class A Common Stock and Class B Common Stock for credit to their accounts through the Plan for safekeeping purposes and sell shares of Class A Common Stock and Class B Common Stock credited to their accounts through the Plan. Holders of Class A Common Stock and Class B Common Stock who do not elect to reinvest their dividends will continue to receive cash dividends by check as and when such dividends are declared and paid.

     As explained below, the cash dividends and any voluntary cash payments of a participant will be applied by EquiServe, as agent, (see the answer to question
3) to the purchase of shares of Class A Common Stock at a purchase price determined in the manner set forth in the answer to question 12. We will pay most expenses incurred in connection with such purchases, including any brokerage commissions incurred as a result of purchases of shares of Class A Common Stock in the open market. Charges will be incurred by a participant upon the sale of book-entry shares credited to the participant's account. See the answers to questions 8 and 23.

     In conjunction with the Plan, the Company has reserved 1,000,000 shares of Class A Common Stock offered by this Prospectus.

                             DESCRIPTION OF THE PLAN

     The following is a description in question-and-answer form of the provisions of the Plan.

PURPOSE

1.   What are the purposes of the Plan?

     The purposes of the Plan are to (i) provide our stockholders with a simple and convenient method of investing cash dividends in shares of Class A Common Stock and making voluntary cash purchases of shares of Class A Common Stock without payment of any brokerage commissions or most transaction fees and (ii) provide the Company with additional funds for general corporate purposes, when shares are purchased directly from the Company. No shares of Class B Common Stock may be purchased under the Plan.

ADVANTAGES TO PARTICIPANTS

2.   What are the advantages of the Plan to participants?

     Participants may reinvest the dividends paid on their Class A Common Stock and Class B Common Stock to purchase shares of Class A Common Stock and may make voluntary cash purchases of shares of Class A Common Stock without paying any brokerage commissions or most transaction fees. See the answer to question 8. A participant's funds are fully invested in Class A Common Stock through the purchase of whole shares and fractional shares. Quarterly statements of account provide participants who reinvest with a record of each transaction. See the answer to question 19.

     Participants may also deposit Class A Common Stock certificates and Class B Common Stock certificates, at no cost, for credit to their accounts through the Plan for safekeeping and to facilitate the transfer or sale of shares of Class A Common Stock and Class B Common Stock through the Plan in a convenient and efficient manner. See the answer to question 17. A participant may direct EquiServe to transfer, at no cost, all or a portion of the shares of Class A Common Stock and Class B Common Stock credited to a participant's account (including those shares deposited into the Plan for safekeeping). See the answer to question 16. A participant may direct EquiServe to sell shares of Class A Common Stock and Class B Common Stock credited to the participant's account. See the answer to question 18.

ADMINISTRATION

3.   Who administers the Plan for participants?

     EquiServe administers the Plan and purchases shares of Class A Common Stock as agent for the Plan participants. The shares of Class A Common Stock acquired by EquiServe will be either purchased from us or purchased on the open market, as we determine in our sole discretion. In purchasing shares on the open market, EquiServe will have, consistent with applicable securities laws and regulations, absolute discretion to determine the volume, timing and price of such purchases. If you decide to participate in the Plan, EquiServe will keep a continuous record of your participation in the Plan and send you a statement of your account under the Plan after each purchase affecting your account. Shares purchased through the Plan will be credited in book-entry form to your account. You may deposit your Class A Common Stock certificates and Class B Common Stock certificates for conversion to book-entry shares, which will be credited to your account. This will relieve you of the responsibility for the safekeeping of multiple certificates for shares purchased and protect you against loss, theft or destruction of stock certificates.

     EquiServe may be contacted as follows:

     CORRESPONDENCE

     All correspondence and inquiries relating to the Plan should be mailed to:

          EquiServe
          P.O. Box 2598
          Jersey City, NJ  07303-2598

     Please be sure to include a reference to Donegal Group Inc. in your correspondence, your stockholder account number(s) and taxpayer identification number (social security number) and a day-time telephone number where you may be contacted during normal working hours to facilitate a prompt response.

     TELEPHONE

     Stockholder customer service, including sale of shares: 1-800-317-4445.

     Outside the United States and Canada: 1-201-324-0313.

     An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available 8:30 a.m. - 7:00 p.m., Eastern time, each business day.

     TDD: 1-201-222-4955 a telecommunications device for the hearing impaired is available.

     Foreign language translation service for over 140 languages is available to support the needs of the Company's stockholder base.

     INTERNET

     You can obtain information about your account over the Internet. To gain access, you will require a password that is sent to you by mail. You may also request your password by calling EquiServe at 1-877-THEWEB7 (1-877-843-9327). Messages forwarded on the Internet will be responded to promptly. EquiServe's Internet address is www.equiserve.com.

PARTICIPATION

4.   Who is eligible to participate in the Plan?

     Any registered holder of the Company's Class A Common Stock or Class B Common Stock is eligible to participate in the Plan, provided that (i) the stockholder completes an enrollment authorization form, as described in the answer to question 6 below, and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan and the participant. Dividends paid on Class A Common Stock and Class B Common Stock will be reinvested only in shares of Class A Common Stock. No shares of Class B Common Stock may be purchased under the Plan.

5.   How does a stockholder become a participant?

     Registered holders of either or both Class A Common Stock and Class B Common Stock may join the Plan at any time after completing and signing the enrollment authorization form provided by EquiServe and returning it to EquiServe. A postage-paid envelope is provided for this purpose. Requests for copies of enrollment authorization forms and this Prospectus can be made in writing, by telephone or through the Internet to the address, telephone number and Internet address listed in the answer to question 3. Record holders of Class A Common Stock and Class B Common Stock should sign their name(s) on the enrollment authorization form exactly as they appear on their stock certificates.

     A beneficial owner, i.e., a stockholder whose shares are held in nominee name by a bank or broker, must (i) become a record holder (i.e., a stockholder who is registered on the books of the Company) by having such shares transferred into the stockholder's name or (ii) make arrangements with the broker, bank or other nominee to participate in the Plan on the stockholder's behalf. In this case, the beneficial owner's participation with that entity may be on terms and conditions that differ from the terms and conditions set forth in the Plan, and the terms and conditions set by that entity will govern and EquiServe will not have any record of the beneficial owner's transactions or account.

     Any person or entity will become a participant only after fulfilling the above prerequisites for participation and a properly completed enrollment authorization form has been received and accepted by EquiServe.

     Stockholders are cautioned that the Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial condition and other factors.

6.   What does the enrollment authorization form provide?

     The enrollment authorization form specifies the method by which an eligible stockholder elects to participate in the Plan.

     If the "Full Dividend Reinvestment" box is checked, then EquiServe will invest in shares of Class A Common Stock (a) all of the participant's cash dividends on both shares of Class A Common Stock and Class B Common Stock registered in the participant's name in stock certificate form and book-entry shares credited to the participant's account and (b) any voluntary cash payments made by the participant.

     If the "Partial Dividend Reinvestment" box is checked, the participant must specify, in the space provided for that purpose, the number of shares of Class A Common Stock on which cash dividends will be sent to the participant. THE PARTIAL DIVIDEND REINVESTMENT OPTION IS PERMISSIBLE ONLY FOR PARTICIPANTS WHO OWN SHARES OF CLASS A COMMON STOCK. The number of shares specified in the space provided includes shares registered in the participant's name in stock certificate form and book-entry shares credited to the participant's account. EquiServe will invest in shares of Class A Common Stock (a) the cash dividends on the remainder of both the shares registered in the participant's name in stock certificate form and the book-entry shares credited to the participant's account and (b) any voluntary cash payments made by the participant.

     If the "Voluntary Cash Payments Only (No Dividend Reinvestment)" box is checked, then we will send directly to the participant cash dividends on both shares of Class A Common Stock and Class B Common Stock registered in the participant's name in stock certificate form and book-entry shares credited to the participant's account, but EquiServe will invest the participant's voluntary cash payments in shares of Class A Common Stock. Under the Plan, dividends will be reinvested, paid in cash, or both, as designated on the enrollment authorization form until a participant specifies otherwise.

7.   How may participants change investment options?

     Participants may change their investment option at any time by telephoning EquiServe or by completing and signing a new enrollment authorization form and returning it to EquiServe. A change in investment option affecting the reinvestment of cash dividends will be effective on a dividend payment date if the enrollment authorization form or telephone authorization is received by EquiServe on or prior to the related dividend record date. If the enrollment authorization form or telephone authorization is received by EquiServe on or after the related dividend record date, the change will be effective on the dividend payment date for the following quarter.

COSTS

8.   Are there any expenses to participants under the Plan?

     Except as provided below, we will pay all costs of administration of the Plan, including most transaction fees and brokerage commissions on purchases of open market shares. However, if a participant requests EquiServe to sell all or part of the shares credited to his or her account, the participant will pay a transaction fee (currently $15), any related brokerage commission (currently $.12 per share sold) and any other costs due, as discussed in the answer to question 18. If a participant withdraws all book-entry shares credited to his or her account, a payment for any fractional share interests in the account will be paid in cash to the participant in the amount and on the basis described in the answer to question 23. A participant will also pay a $2 transaction fee for each investment made through automatic deductions, which will be subtracted from the participant's purchase amount. In addition, returned checks or failed automatic deductions will result in a charge of $25 to the participant (see the answer to question 15).

PURCHASES

9.   What is the source of Class A Common Stock purchased under the Plan?

     Plan shares will be, at our discretion, either purchased directly from us, in which event such shares will be either authorized but unissued shares or shares held in the treasury, or purchased on the open market, or by any combination of the foregoing.

10. How many shares of Class A Common Stock will be purchased for a participant?

     The number of shares to be purchased for each participant on an investment date will depend on the amount of the participant's dividends and/or voluntary cash payments to be invested and the price per share of our Class A Common Stock. Each participant's account will be credited as of each investment date with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested on behalf of that participant on that date divided by the purchase price of each share of Class A Common Stock. The purchase price is as determined as provided in the answer to question 12.

11.  How and when will shares of Class A Common Stock be purchased by the Plan?

     The Plan permits dividends paid on Class A Common Stock and Class B Common Stock to be reinvested beginning on any dividend payment date (usually February 15, May 15, August 15 and November 15) and voluntary cash payments to be invested on the 15th day of each month, or the next trading day if any such date is not a trading day. Prior to each investment date on which a dividend is paid, we will pay to EquiServe the total amount of dividends payable on the shares subject to dividend reinvestment under the Plan. EquiServe will use that amount to purchase shares of Class A Common Stock for the accounts of participants at the purchase price set forth in the answer to question 12. If we direct EquiServe to purchase shares on the open market, it is expected that EquiServe will normally purchase shares beginning on the investment date and will complete the purchases within 30 days. However, in purchasing shares on the open market, EquiServe will have, consistent with applicable securities laws and regulations, absolute discretion to determine the volume, timing and price of such purchases. Neither we nor any participant will have any authority or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases will be made. If we elect to make newly issued shares or treasury shares available for purchase, EquiServe will purchase shares of Class A Common Stock from us on the investment date. In the months that dividends are not paid, shares will be purchased with all voluntary cash payments then held by EquiServe in the manner described above. Only shares of Class A Common Stock may be purchased under the Plan, and no shares of Class B Common Stock may be purchased under the Plan.

12. What will be the price of shares of Class A Common Stock purchased under the Plan?

     The price per share of Class A Common Stock purchased on the open market for allocation to the accounts of the Plan participants as of an investment date will be the weighted average price paid by EquiServe for all open market shares that were purchased by EquiServe for that investment date.

     If we elect to make newly issued shares or treasury shares available for purchase, the price per share of any shares of Class A Common Stock purchased from the Company on any investment date on behalf of participants in the Plan will be the average of the closing prices of the shares of Class A Common Stock on the Nasdaq National Market for the five trading days preceding the investment date.

VOLUNTARY CASH PAYMENTS

13.  How does the voluntary cash payment option work?

     Voluntary cash payments received by EquiServe from a participant prior to an investment date will be invested each month to purchase shares of Class A Common Stock. Shares of Class B Common Stock may not be purchased with voluntary cash payments under the Plan. EquiServe will return voluntary cash payments to a participant upon telephone or written request from a participant made at least two business days prior to the investment date.

     If a stockholder wishes to participate only through the investment of voluntary cash payments, the stockholder must check the "Voluntary Cash Payments Only (No Dividend Reinvestment)" box on the enrollment authorization form.

     Interest will not be paid by us or EquiServe on any voluntary cash payments held pending investment under the Plan. Therefore, it is suggested that any voluntary cash payment you wish to make be sent so as to reach EquiServe as close as possible but prior to the investment date. A participant should be aware of possible delays in the mail if payment is to be made in that manner.

14.  How are voluntary cash payments made by check or money order?

     The option to make cash payments by check or money order is available to participants each month. Voluntary cash payments by a participant cannot be less than $25 per payment or more than a total of $12,000 in a calendar year. If EquiServe receives payments totaling more than $12,000 in a calendar year from a participant, the amount by which the payments exceed $12,000 will be returned to the participant.

     A voluntary cash payment may be made by a participant when enrolling by enclosing a check or money order in United States dollars (made payable to "EquiServe - Donegal") with the enrollment authorization form. Thereafter, voluntary cash payments may be made through the use of cash payment forms attached to each participant's statement of account. The same amount of money need not be sent each month, and there is no obligation to make a voluntary cash payment each month.

15.  How are voluntary cash payments made by automatic monthly deductions?

     You may make voluntary cash payments of not less than $25 per payment nor more than $12,000 in a calendar year by means of a monthly automatic electronic funds transfer from a predesignated account at a United States bank or financial institution. If EquiServe receives payments totaling more than $12,000 in a calendar year from you, the amount by which the payments exceed $12,000 will be returned to you. A $2 transaction fee will be subtracted from the amount deducted from your bank account prior to each investment.

     To initiate automatic monthly deductions, you must complete and sign an authorization form for automatic deductions and return it to EquiServe together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated.

     Once automatic monthly deductions are initiated, funds will be drawn from your designated bank account on the third business day preceding each monthly investment date.

     You may change the amount of your automatic monthly deduction by completing and submitting to EquiServe a new authorization form for automatic deductions. If you close or change a bank account, a new authorization form for automatic deductions must be completed and submitted to EquiServe. To be effective with respect to a particular investment date, the new authorization form for automatic deductions must be received by EquiServe at least seven business days preceding such investment date. You may discontinue automatic deductions by notifying EquiServe in writing.

     Returned checks or failed automatic deductions will result in a charge of $25 to the participant.

TRANSFERS

16.  How may a participant transfer shares credited to his or her account?

     If a participant wishes to change the ownership of all or part of the shares credited to his or her account through gift, private sale or otherwise, the participant may do so by delivering to EquiServe a written request accompanied by a properly executed stock power with a medallion guarantee. The transfer will be effected as soon as practicable following EquiServe's receipt of the required documentation. No fractional shares of Class A Common Stock credited to a participant's account may be transferred unless the participant's entire account is transferred. Requests for account transfers are subject to the same requirements as for the transfer of securities, including the requirement of receipt by EquiServe of a properly executed stock power with a medallion guarantee. Stock power forms are available upon request from EquiServe. Share transfer forms are also attached to account statements.

     Shares transferred will be credited in book-entry form to the transferee's account. An account will be opened in the name of the transferee if the transferee is not already a participant, and the transferee will automatically be enrolled in the Plan. If the transferee is not already a participant, the account will be enrolled under the full reinvestment option unless the form specifies differently. If a transfer involving all shares in a participant's account is received after a record date but before the related dividend payment date, the transfer will be processed when received and a cash dividend will be paid to the participant. A participant may return the dividend check as a voluntary cash payment.

     A transferee will be sent a statement showing the transfer of the shares into the transferee's account. The transferor may request from EquiServe a non-negotiable gift certificate that may be presented to the transferee.

SAFEKEEPING DEPOSIT OF STOCK CERTIFICATES

17. May a participant deposit his or her Class A Common Stock certificates and Class B Common Stock certificates with EquiServe for conversion to book-entry shares?

     At the time of enrollment in the Plan, or at any later time, a participant may deposit any Class A Common Stock certificates or Class B Common Stock certificates in his or her possession with EquiServe for credit as book-entry shares for his or her account. By doing so, a participant will no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, these shares are treated in the same manner as shares purchased through the Plan and may be transferred or sold through the Plan in a convenient and efficient manner.

     To insure against loss resulting from mailing stock certificates to EquiServe, EquiServe provides mail insurance free of charge for certificates valued at up to $25,000 in current market value.

     To be eligible for certificate mailing insurance, a stockholder must observe the following guidelines. Certificates must be mailed in brown, pre-addressed return envelopes supplied by EquiServe. Certificates mailed to EquiServe must be mailed first class and should not be endorsed. Participants will promptly receive a transaction advice confirming each deposit. Stockholders must notify
EquiServe of any lost certificate claim within 30 calendar days after the date the certificates were mailed. To submit a claim, an individual investor must be a current participant or the loss must be incurred in connection with becoming a participant. In the latter case, the claimant must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided to the participant is $25,000, and coverage is available only when the certificates are sent to EquiServe in accordance with the guidelines described above.

     If a brown pre-addressed envelope provided by EquiServe is not used, certificates (unendorsed) should be sent to the address listed in the answer to question 3 by registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value (minimum of $20); this represents the replacement cost if the certificates are lost in transit to EquiServe.

     Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the stockholder mails the certificates until the time that the replacement can be effected.

SELLING SHARES

18. How may shares of Class A Common Stock and Class B Common Stock be sold through the Plan?

     Participants may sell shares credited to their accounts under the Plan in most cases by calling EquiServe at 1-800-317-4445 or 1-201-324-0313 or through the Internet access facility at www.equiserve.com. Participants may also mail their sale request using one of the transaction forms provided with each account statement. Certificated shares can be deposited in a participant's account and subsequently sold through the Plan.

     EquiServe will make every effort to process a participant's order on the day it is received, provided that instructions are received before 1 p.m., Eastern time on a business day during which EquiServe and the relevant securities markets are open. The proceeds of the sale, less a transaction fee, brokerage commission and any other costs of sale, will be sent to the participant.

     Participants have full control of their shares and may transfer or dispose of them at any time. A participant may choose to sell shares credited in his or her account through the broker of his or her choice. If a participant chooses to do so, he or she must call or write EquiServe. A certificate will be issued and mailed to the participant or his or her broker (if so requested), within two business days of EquiServe's receipt of the request.

REPORTS TO PARTICIPANTS

19.  What kind of reports will be sent to participants in the Plan?

     Each participant who reinvests dividends will receive a quarterly statement showing any dividends reinvested as well as all transactions for the participant's account during the current calendar year. Statements will also be provided whenever the participant has deposited or transferred shares of Class A Common Stock or shares of Class B Common Stock or has made voluntary cash purchases of shares of Class A Common Stock. Participants should retain these statements in order to establish the cost basis, for tax purposes, for shares of Class A Common Stock acquired under the Plan. EquiServe will charge a participant $5 for a transcript of the history, two years or older, of such participant's account.

     Participants will receive copies of all communications sent to stockholders. These communications may include quarterly reports, annual reports, proxy material, consent solicitation material and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices, statements and other communications from EquiServe to participants will be addressed to the latest address of record; therefore, it is important that participants promptly notify EquiServe in writing, by telephone or through the Internet of any change of address.

DIVIDENDS

20. Will participants receive cash dividends on fractional shares credited to their accounts?

     Yes. Dividends on fractional share interests will be either reinvested in Class A Common Stock or sent directly to the participant, depending upon the participant's selected investment option.

CERTIFICATES FOR SHARES

21. Are stock certificates issued for shares of Class A Common Stock purchased under the Plan?

     Unless a participant requests, certificates for shares of Class A Common Stock purchased under the Plan will not be issued. The number of shares credited to a participant's account will be shown on the participant's statement of account. However, except as indicated below, a participant may receive certificates for full shares accumulated in his or her account under the Plan at any time by writing or calling EquiServe, or through the Internet account access facility. If certificates for fewer than all of the shares credited to a participant's account are issued, any remaining full shares and fractional shares will remain credited to the participant's account, and the participant will remain enrolled in the Plan unless and until the participant discontinues his or her participation.

     An instruction to issue a certificate for all shares credited to a participant's account will result in the issuance of a certificate for all full shares and a check for any fractional share valued at the then-current market price, less any brokerage commission, any transaction fee and any other costs of sale to the participant.

     A participant's rights under the Plan and shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge his or her shares must request that certificates for such shares be issued in his or her name.

     Certificates for fractional shares will not be issued under any circumstances. Any fractional interest withdrawn from the Plan will be sold by EquiServe at the then-current market price less any brokerage commission, any transaction fee and any other costs of sale. In no case will certificates representing a fractional interest be issued.

22. In whose name are accounts maintained and certificates registered when issued?

     Accounts will be maintained in the names in which the certificates of stockholders were registered at the time the stockholders became participants in the Plan. Likewise, certificates for full shares will be registered in the same name when issued.

     Upon written request, certificates will be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request meets the usual requirements of EquiServe for the recognition of a transfer of stock certificates.

CHANGING REINVESTMENT OPTIONS AND DISCONTINUING REINVESTMENTS

23.  When and how may a participant withdraw shares held under the Plan?

     A participant may change his or her investment options at any time by contacting EquiServe in writing, by telephone or through the Internet.

24.  How does a participant discontinue reinvesting dividends?

     A participant may discontinue reinvestment of dividends at any time in writing, by telephone or through the Internet. However, EquiServe must receive the participant's request before the dividend record date for the change to be effective for that dividend.

     Even if a participant discontinues reinvestment, the shares of Class A Common Stock or Class B Common Stock will continue to be credited in book-entry form in his or her account at EquiServe unless a certificate is requested. A participant may request a certificate for all or part of his or her shares of Class A Common Stock or Class B Common Stock. If a certificate is requested for all shares of Class A Common Stock or Class B Common Stock, a certificate will be received for all whole shares of Class A Common Stock or Class B Common Stock in a participant's account, together with a check representing the then-current market value of the sale of any fractional share.

FEDERAL INCOME TAX CONSEQUENCES

25.  What are the federal income tax consequences of participation in the Plan?

     In the case of reinvested dividends, when EquiServe acquires shares of Class A Common Stock for a participant's account directly from us, the participant must include in gross income a dividend equal to the number of shares of Class A Common Stock purchased with the participant's reinvested dividends multiplied by the fair market value of shares of Class A Common Stock on the relevant payment date. In this event, the participant's tax basis in shares of Class A Common Stock credited to his or her account will be equal to the amount that the participant included in gross income.

     Alternatively, when EquiServe purchases shares for a participant's account on the open market with reinvested dividends, a participant must include in gross income a dividend equal to the actual purchase price to EquiServe of the shares of Class A Common Stock plus that portion of any brokerage commissions paid by the Company that are attributable to the purchase of the participant's shares of Class A Common Stock. In this event, the participant's tax basis in shares of Class A Common Stock credited to his or her account will be equal to their purchase price plus allocable brokerage commissions.

     Your tax basis in shares of Class A Common Stock purchased with voluntary cash payments will be equal to the price paid, increased by any brokerage commission (which will be paid by us) allocated to such purchases and treated as dividend income.

     You will not realize any taxable income when you receive certificates for whole shares credited to your account upon a request for such certificates. However, if you receive, upon request, a cash payment for the sale of whole and/or fractional shares credited to your account, you will realize gain or loss measured by the difference between the amount of the cash received and your basis in such shares or fractional shares. Such gain or loss will be capital in character if such shares or fractional shares are a capital asset in your hands. For further information as to the tax consequences of participation in the Plan, you should consult with your own tax advisors.

     The tax consequences under state and local tax laws and for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. Each participant is advised to consult his or her own tax advisor to determine the tax consequences of a particular transaction in his or her account.

     THE TAX INFORMATION IN THIS ANSWER TO QUESTION 25 IS PROVIDED SOLELY AS A GUIDE TO YOU AND MAY BE SUBJECT TO CHANGE BY FUTURE LEGISLATION. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE FEDERAL AND STATE INCOME TAX EFFECTS OF PARTICIPATION IN THE PLAN.

OTHER INFORMATION

26. What happens when a participant sells or transfers all of the shares of Class A Common Stock and Class B Common Stock registered in the participant's name?

     If a participant disposes of all of the shares of Class A Common Stock and Class B Common Stock registered in his or her name, EquiServe will continue to reinvest the dividends on the shares of Class A Common Stock and Class B Common Stock held in the participant's account in the Plan until EquiServe is otherwise notified.

27. What happens if the Company issues a stock dividend or declares a stock split?

     Any shares of Class A Common Stock or Class B Common Stock issued as a stock dividend or pursuant to a stock split with respect to shares of Class A Common Stock or Class B Common Stock held in a participant's account will be credited to the participant's account. Stock dividends or split shares distributed on shares registered in a participant's name and held in certificate form may be mailed directly to the participant.

28. How will shares credited to a participant's account under the Plan be voted at meetings of stockholders?

     If a participant has shares credited to an account under the Plan on a record date for a meeting of stockholders, the participant will be sent proxy material with respect to that meeting. Each participant will have the sole right to vote any whole shares (but not fractional shares) that are credited to such participant's account under the Plan on the record date for a vote. A participant may vote in person at meetings or by submitting a proxy to direct one or more individuals to vote on the participant's behalf. Participants under the Plan who are registered holders of Class A Common Stock and Class B Common Stock will receive a separate proxy for Class A Common Stock, which is entitled to one-tenth of a vote per share, and Class B Common Stock, which is entitled to one vote per share, which will include any whole shares credited to such participant's account. Shares of Class A Common Stock or Class B Common Stock for which no proxy is received will not be voted.

29.  May the Plan be suspended, modified or discontinued?

     We may suspend, modify or discontinue the Plan at any time, in whole, in part or in respect of participants in one or more jurisdictions, without the approval of participants. Notice of such suspension, modification or discontinuation will be sent to all affected participants, who will in all events have the right to withdraw from participation. Upon any discontinuation of the Plan, each affected participant has the option to receive a certificate for all of the whole shares of Class A Common Stock and Class B Common Stock credited to the participant's account and a check for the cash value of any fractional shares credited to the participant's account. Fractional shares will be valued at the then-current market value, less any brokerage commissions, any transaction fee and any other costs of sale. Otherwise the participant can choose to have his or her shares of Class A Common Stock or Class B Common Stock remain in book-entry form.

     If we discontinue the Plan for the purpose of establishing another dividend reinvestment plan, participants will be automatically enrolled in the other plan and shares credited to each participant's Plan account will be credited automatically to such other plan, unless notice to the contrary is received by EquiServe.

     We also reserve the right to discontinue any participant's participation in the Plan at any time for any reason upon written notice to the participant at the address appearing on EquiServe's records.

30.  How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan will be determined by us, and any such determination will be final.

31. Who bears the risk of market price fluctuations in the shares credited to a participant's account under the Plan?

     A participant's investment in shares credited to his or her account under the Plan will be no different from investment in directly held shares of Class A Common Stock or Class B Common Stock. The participant will bear the risk of loss and realize the benefits of any gain from market price changes with respect to all such shares credited to the participant's account under the Plan.

32.  What is the liability of the Company and EquiServe under the Plan?

     Neither the Company nor EquiServe, as Plan administrator, will be liable for any act done in good faith or for any good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to discontinue reinvestment of dividends for a participant's account upon such participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares of

Class A Common Stock are purchased or shares of Class A Common Stock or Class B Common Stock are sold for the participant's account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares.

     Participants should recognize that neither the Company nor EquiServe can assure participants of a profit or protect them against a loss on the shares of Class A Common Stock purchased by them under the Plan.


                                 USE OF PROCEEDS

     The proceeds received by us from sales of Class A Common Stock pursuant to the Plan will be used for general corporate purposes, including investment in and advances to our subsidiaries.


                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and related financial statement schedules, incorporated by reference in this Prospectus, have been audited and reported on by KPMG LLP, independent certified public accountants. Such consolidated financial statements have been incorporated by reference in this Prospectus upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL OPINION

     The validity of the issuance of the shares of Class A Common Stock offered under the Plan will be passed upon for us by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. As of April 20, 2001, persons who are partners of or of counsel to Duane, Morris & Heckscher LLP beneficially owned 19,666 shares of the Company's outstanding Class A Common Stock, and 18,722 shares of the Company's outstanding Class B Common Stock, of which 8,889 shares represent shares purchasable under currently exercisable stock options. In addition, Frederick W. Dreher, a partner of Duane, Morris & Heckscher LLP, is a director of the Mutual Company, which is the holder of approximately 62.2% of each of the Company's Class A Common Stock and Class B Common Stock.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission or SEC. You may read and copy any reports, statements or other information filed by us at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov."

     We have filed with the SEC in Washington, D.C. a registration statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the securities covered by this Prospectus. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above or at the worldwide web site maintained by the SEC described above.

------------------------------------         -----------------------------------

     NO PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATION NOT CONTAINED IN
THIS PROSPECTUS, AND, IF GIVEN OR                     1,000,000 SHARES
MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY                         [LOGO]
THE COMPANY. NEITHER DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY                             DONEGAL GROUP INC.
IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE HEREOF. THIS
PROSPECTUS DOES NOT CONSTITUTE AN                 DIVIDEND REINVESTMENT AND
OFFER TO SELL, OR A SOLICITATION OF                  STOCK PURCHASE PLAN
AN OFFER TO BUY, ANY OF THE
SECURITIES OFFERED HEREBY IN ANY
JURISDICTION TO ANY PERSON TO WHOM
IT IS UNLAWFUL TO MAKE SUCH
OFFERING IN SUCH JURISDICTION.

     THIS PROSPECTUS DOES NOT
CONTAIN ALL OF THE INFORMATION SET
FORTH IN THE REGISTRATION
STATEMENT, CERTAIN PORTIONS OF
WHICH HAVE BEEN OMITTED PURSUANT TO
THE RULES AND REGULATIONS OF THE
SECURITIES AND EXCHANGE COMMISSION,                  CLASS A COMMON STOCK
AND TO WHICH PORTIONS REFERENCE IS
HEREBY MADE FOR FURTHER INFORMATION
WITH RESPECT TO THE COMPANY AND THE
SECURITIES OFFERED HEREBY. THE
REGISTRATION STATEMENT MAY BE
INSPECTED WITHOUT CHARGE BY ANYONE
AT THE OFFICE OF THE COMMISSION,
450 FIFTH STREET, N.W., WASHINGTON,
D.C. 20549, AND COPIES OF ALL OR
ANY PART OF IT MAY BE OBTAINED FROM
THE COMMISSION AT ITS PRINCIPAL
OFFICE, 450 FIFTH STREET, N.W.,
WASHINGTON, D.C. 20549, UPON THE
PAYMENT OF FEES PRESCRIBED BY IT.


            TABLE OF CONTENTS

                                      Page                PROSPECTUS
                                      ----
Incorporation of Certain Documents
   by Reference.......................   2
The Company...........................   3
The Plan..............................   3
Description of the Plan...............   4              APRIL 30, 2001
Use of Proceeds.......................  14
Experts...............................  14
Legal Opinion.........................  14
Where You Can Find More Information...  14

------------------------------------         -----------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses relating to the registration of the shares of Class A Common Stock being offered hereby will be borne by the Company. Such expenses are estimated as follows:


Item                                                                   Amount
----                                                                   ------

Registration Fee...................................................  $ 2,707.00

Legal Fees and Expenses............................................    8,000.00*

Accounting Fees and Expenses.......................................    1,500.00*

Printing and Duplicating...........................................    5,500.00*

Miscellaneous Expenses.............................................      600.00
                                                                     ----------
                  Total............................................  $18,307.00
                                                                     ==========

*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145 further provides that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination is to be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, or (ii) by a committee of such directors designated by the majority vote of such directors, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     Article 5 of the Company's By-laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect. The By-laws of the Mutual Company also provide that the Mutual Company shall indemnify to the full extent authorized by law any director or officer of the Mutual Company who is made, or threatened to be made, a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was serving as a director, officer, employee or agent of the Company, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Mutual Company.

     The Company provides liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $5,000,000 inclusive of defense costs, expenses and charges.

     Additionally, as permitted by the General Corporation Law of the State of Delaware, Article 6 of the Company's Certificate of Incorporation provides that no director of the

Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of such person's fiduciary duty as a director; provided, however, that the provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

     The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this registration statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on April 30, 2001.

                                                   DONEGAL GROUP INC.


                                                 By:/s/ DONALD H. NIKOLAUS
                                                   -----------------------------
                                                   Donald H. Nikolaus, President


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Donald H. Nikolaus and Ralph G. Spontak, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



             Signature                                 Title                         Date
             ---------                                 -----                         ----
/s/ DONALD H. NIKOLAUS                  President, Chief Executive Officer       April 30, 2001
---------------------------------                  and a Director
Donald H. Nikolaus                          (principal executive officer)


/s/ RALPH G. SPONTAK                    Senior Vice President, Chief Financial   April 30, 2001
---------------------------------               Officer and Secretary
Ralph G. Spontak                              (principal financial and
                                                  accounting officer)


/s/ C. EDWIN IRELAND                                  Director                   April 30, 2001
---------------------------------
C. Edwin Ireland


                                                       II-5


             Signature                                 Title                         Date
             ---------                                 -----                         ----

/s/ PATRICIA A. GILMARTIN                             Director                   April 30, 2001
---------------------------------
Patricia A. Gilmartin


/s/ PHILIP H. GLATFELTER, II                          Director                   April 30, 2001
---------------------------------
Philip H. Glatfelter, II


                                                      Director                   April   , 2001
---------------------------------
R. Richard Sherbahn


                                                      Director                   April   , 2001
---------------------------------
Thomas J. Finley, Jr.


/s/ ROBERT S. BOLINGER                                Director                   April 30, 2001
---------------------------------
Robert S. Bolinger


                                                      Director                   April   , 2001
---------------------------------
John J. Lyons
                                                       II-6

                                INDEX TO EXHIBITS


Exhibit
Number       Description of Exhibits                                 Reference
------       -----------------------                                 ---------
3.1          Certificate of Incorporation of Registrant, as       Filed herewith
             amended

3.2          Amended and Restated By-laws of Registrant           *

5            Opinion of Duane, Morris & Heckscher LLP as          Filed herewith
             to legality of securities to be registered hereby

23.1         Consent of KPMG LLP                                  Filed herewith

23.2         Consent of Duane, Morris & Heckscher LLP             Filed herewith
             (Included in its Opinion)

24           Powers of Attorney                                   Filed herewith
             (Included on Signature Page)

99.1         Donegal Group Inc. Enrollment Authorization          Filed herewith
             Form for Holders of Class A Common Stock

99.2         Donegal Group Inc. Enrollment Authorization          Filed herewith
             Form for Holders of Class B Common Stock


* Such Exhibit is hereby incorporated by reference to the same exhibit in Registrant's Form 10-Q Report for the quarter ended September 30, 1998.